Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	Matt Beasley
	(405) 553-6984	(405) 558-4600

ENABLE MIDSTREAM PARTNERS TO ADD INDEPENDENT DIRECTOR IN 2015

OKLAHOMA CITY (Dec. 22, 2014) - Enable Midstream Partners, LP (NYSE:ENBL) today announced that effective Feb. 1, 2015, energy industry veteran Alan Harris will join the Board of Directors of its general partner Enable Midstream GP, LLC. Harris will join Peter H. Kind and C. Scott Hobbs as independent directors and will serve on the Board’s audit, conflicts and compensation committees. He will chair the compensation committee.

“We appreciate Alan’s willingness to serve on our Board and look forward to him joining us early next year,” said Pete Delaney, Enable Midstream chairman and chairman and CEO of OGE Energy Corp. “He will bring a wealth of midstream experience and add a valuable perspective to our Board.”

Harris, 61, will retire from Spectra Energy before joining the Enable Midstream Board.

Harris joined Spectra in 1982 and served in multiple roles with increasing responsibilities. Most recently, he served as senior advisor to chairman, president and CEO Gregory L. Ebel. In his role, Harris provided oversight and focus for Spectra’s project execution efforts. Prior to this role, he served chief development and operations officer from 2009 to 2013. In that dual role, he oversaw the company’s strategy, business development, and mergers and acquisitions, as well as project execution, the operations of Spectra Energy’s U.S. pipeline and storage business, environment, health and safety, and the company’s master limited partnership.

Harris is a former board member of DCP Midstream Partners, a public midstream master limited partnership.

“Alan’s depth and breadth of experience will further strengthen our Board,” said Enable Midstream Board member and CenterPoint Energy president and CEO Scott Prochazka. “We congratulate him on his upcoming retirement and look forward to his participation on our Board.”

Exhibit 99.1

Harris received a bachelor’s degree in accounting from Northeastern Oklahoma State University in Tahlequah, Okla., and master’s degree in business administration from the University of Tulsa and is a Certified Public Accountant.

ABOUT ENABLE MIDSTREAM PARTNERS
Enable Midstream owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The company’s assets include approximately 11,000 miles of gathering pipelines, 12 major processing plants with approximately 2.1 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which the company owns 49.90 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 86.5 billion cubic feet of storage capacity. For more information visit EnableMidstream.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the securities laws.  All statements, other than statements of historical fact, regarding Enable Midstream Partners’ strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.  These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.  These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.  Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings.  Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets.  These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings.  Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.

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